Exhibit  2.1


                          ASSETS ACQUISITION AGREEMENT
                          ----------------------------

     This Agreement (herein, together with all Exhibits, "Agreement") is entered into as of May 13th, 2003 by and between AGROCAN CORPORATION, a Delaware corporation ("Buyer"), and WINSMART DEVELOPMENT LIMITED, which was incorporated in the British Virgin Islands as an International Business Company ("Seller").

     This Agreement sets forth the terms and conditions upon which Seller will sell certain of its assets to Buyer and the consideration to be given by Buyer to Seller.

     In consideration of the mutual promises and covenants contained herein, Seller and Buyer agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

     "Assets" shall mean the assets of Seller sold and purchased by Buyer to be exchanged for shares of Buyer's common stock as of the date of Closing and which are more particularly described in Exhibit "A" and incorporated by reference herein.

     "Closing Date" shall mean the date upon which the assets shall be sold to Buyer and Buyer and Buyer's common shares issued to Seller have occurred in accordance with the terms and conditions set forth herein. The parties anticipate that the Closing Date shall be May 13th 2003, however, the parties may mutually agree to any other date that they deem appropriate, as detailed in
Section  2.4  below.

     "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right or agreement.

     "GAAP" means generally accepted accounting principles, as the term is defined by the American Institute of Certified Public Accountants, under the first standard of reporting under its generally accepted accounting standards.

     "Knowledge" of Seller of, or with respect to, any matter means that after due inquiry and investigation would have actual awareness or knowledge of such matter, and "Knowledge" of Buyer of, or with respect to, any matter means that after due inquiry and investigation would have actual awareness or knowledge of such matter.

     "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule regulation, order, technical or other standard requirement, judgment or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including judgments.

     "Lien" means any security agreement, financing statement filed with any governmental authority, conditional sale statement filed with any governmental authority, conditional sale or other title retention agreement, any lease consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, possibilities of reverter, encroachments, casement, rights-of-way, restrictive covenants leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

     "Shares" shall mean the Shares of the Common Stock of Buyer to be issued to Seller and more fully described in Exhibit "B" attached hereto and incorporated by reference herein.


                                    ARTICLE 2

                               PURCHASE OF ASSETS

     Section 2.1  Purchase of Assets.  Seller agrees to sell and Buyer agrees to
                  ------------------
purchase  the  Assets  as  follows:

          (a) Subject to the terms and conditions hereinafter set forth, on the Closing Date, and in the manner hereinafter provided, (i) Seller shall cause the Assets, to be sold to and transferred to Buyer for the Shares in the amount set forth herein; (ii) Assets shall become the Assets of Buyer and Buyer shall own the Assets free and clear of any lien or encumbrance of any kind.

          (b) Buyer and Seller, respectively, shall take, or cause to be taken, such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. Such actions shall include, but not be limited to, the execution of a Bill of Sale evidencing the transfer of the personal property constituting all or a portion of the Assets. In the event that after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer or Seller with full title to the Assets or shares respectively, the officers and directors of Buyer or Seller, as the case may be, shall take all such necessary actions.

     Section  2.2  Effective  Date  of  the  Sale  for Accounting Purposes.  The
                   -------------------------------------------------------
transactions contemplated by this Agreement shall be effective as of a date to be mutually agreed upon by the parties for accounting purposes and for all other purposes to the extent permissible by law. It is anticipated that such date will be the Closing Date as defined herein.

     Section 2.3  Consideration and Basis of Exchange of Shares.  The manner and
                  ---------------------------------------------
basis  of  exchanging  the  Assets  for  the  Shares  shall  be  as  follows:

          (a) On the Closing Date, Seller shall deliver the Assets to and in favor of Buyer with a Bill of Sale in a form substantially similar to that attached hereto as Exhibit "C." Seller shall be issued, in exchange for the Assets, a certificate representing the issuance of the Shares. Seller and Buyer agree that the Shares exchanged hereby shall be subject to the restrictions of Rule 144 and other resale restrictions under the Securities Act of 1933, as amended (the "1933 Act"), and all certificates issued under this Agreement shall bear an appropriate legend to such effect.

          (b) After Closing, a meeting of the Board of Directors will occur whereby certain members of Buyer's current Board of Directors will resign and Seller's nominated directors will be appointed to fill the vacancies they created. It is intended that after the Board of Directors' meeting, Seller's nominated directors shall constitute a majority of the Board of Directors.

     Section  2.4  Closing.  Closing  of  the  transactions contemplated by this
                   -------
Agreement shall be held on the Closing Date at the office of Buyer, or such other place as the parties may mutually agree. The parties shall exchange such other documents and take such other actions as may be necessary or appropriate for completing the transactions contemplated by the Agreement.

     Section  2.5  Further  Assurances.  At  or  after  Closing,  Seller, at the
                   -------------------
request of Buyer, shall promptly execute and deliver, or cause to be delivered, to Buyer all such documents and instruments, in form and substance satisfactory to Buyer, as Buyer may reasonably request in order to carry out or evidence the terms of this Agreement.


                                    ARTICLE 3

                            REPRESENTATIONS OF SELLER

     Seller represents to Buyer, as of the date of this Agreement and as of the Closing, as follows:

     Section  3.1  Organization  and  Qualification  of  Seller.  Seller  is  a
                   --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands. Seller has full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and property now owned or leased or operated by it. Seller is qualified to transact business in those jurisdictions wherein its business requires such action.

     Section  3.2  Authority.  Seller  has  all  requisite  corporate  power and
                   ---------
authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly and validly executed and delivered by Seller, and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     Section  3.3 Ownership of Assets.  The Seller's Assets set forth on Exhibit
                  -------------------
"A" are owned solely by Seller and are free and clear of any lien, charge or encumbrance of any kind.

     Section  3.4  No Conflicts; Required Consent.  The execution, delivery, and
                   ------------------------------
performance by Seller of this Agreement will not: (i) conflict with or violate any provision of the articles or certificate of incorporation of Seller; (ii) violate any Legal Requirements; or (iii) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority.

     Section  3.5  Litigation.  There  is  no litigation pending or, to Seller's
                   ----------
knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against Seller or its operations nor to Seller's knowledge, is there any basis for any such litigation.

     Section  3.6  Tax  Returns and Payments.  Seller has filed all required tax
                   -------------------------
returns required to be filed in any taxing jurisdiction where Seller is located, has assets or does business, and has timely paid all taxes that have become due and payable, whether or not so shown on any such tax returns. Seller has not received any notice of, nor does Seller have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority.


                                    ARTICLE 4

                            REPRESENTATIONS OF BUYER

     Buyer represents to Seller, as of the date of this Agreement and as of Closing, as follows:

     Section  4.1  Organization  and  Qualification  of  Buyer.  Buyer  is  a
                   -------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted. Buyer is duly qualified to do business as a foreign corporation in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

     Section  4.2  Authority.  Buyer has all requisite corporation and authority
                   ---------
to execute, deliver and perform this Agreement. The execution, delivery, and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     Section  4.3  No Conflicts; Required Consents.  The execution, delivery and
                   -------------------------------
performance by Buyer of this Agreement does not and will not: (i) conflict with or violate any provisions of the articles of certificate of incorporation or bylaws of Buyer; (ii) violate any provisions of any Legal Requirements; or (iii) require any consent, approval or authorization, report or other document with, any Governmental Authority or other person.

     Section  4.4  Validity  and  Ownership  of  Buyer  Common Stock. The Shares
                   -------------------------------------------------
received by Seller at Closing will be validly issued and outstanding, duly paid and nonassessable. The Shares will not be subject to, nor bound or affected by, any proxies, voting agreements, or other restrictions on the ownership thereof, except those restrictions required by law (see Section 2.3(a) above).

     Section  4.5  Ownership  and  Number  of Shares of Buyer Common Stock.  The
                   -------------------------------------------------------
shareholders' list attached hereto as Exhibit 4.5 accurately reflects the currently issued and outstanding shares of Buyer's common stock currently outstanding as of the date hereof.

     Section 4.6 Capitalization of Buyer.  The authorized capital stock of Buyer
                 -----------------------
consists of 10,000,000 duly authorized shares of preferred stock at $.001 per share par value and 100,000,000 duly authorized shares of common stock at $.001 per share par value, of which 12,473,451 are currently validly issued and outstanding, fully paid and nonassessable as of the date hereof. There are no other authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other rights or any kind issued or granted by, or binding upon, Buyer to purchase or otherwise acquire any securities of or equity interest in Buyer except those described in Exhibit 4.6, attached hereto and incorporated by reference herein.

     Section  4.7  Litigation.  There  is  no  litigation pending or, to Buyer's
                   ----------
knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against Buyer or its operations, nor, to Buyer's knowledge, is there any basis for any such litigation.

     Section  4.8  Directors and Officers.  Buyer shall have delivered to Seller
                   ----------------------
after the Closing, the list of the officers and directors of Buyer as set forth in Exhibit 4.8.

     Section  4.9 Liabilities.  Except as disclosed in Exhibit 4.9, Buyer has no
                  -----------
liabilities or obligations, whether absolute, accrued, contingent, or otherwise that have not been disclosed to Seller through Buyer's public filings with the U.S. Securities and Exchange Commission.

     Section  4.10 Tax Returns and Payments. Buyer has filed all federal, state,
                   ------------------------
local and foreign tax returns required to be filed, and has timely paid all taxes that have become due and payable, whether or not so shown on any such tax returns. Buyer has not received any notice of, nor does Buyer have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority.

     Section  4.11 Books and Records.  All of the books, records and accounts of
                   -----------------
Buyer are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements.


                                    ARTICLE 5

                          COVENANTS OF SELLER AND BUYER

     Section 5.1 Affirmative Covenants of Seller.  Except as Buyer may otherwise
                 -------------------------------
consent in writing, between the date of this Agreement and Closing, Seller shall:

          (a) conduct its business only in the usual, regular and ordinary course and in accordance with past practices and shall properly maintain and care for the Assets until the Closing Date;

          (b)(1) duly comply with all applicable Legal Requirements; (2) perform all of its obligations under all Seller's Contacts without default; and (3) maintain its books, records, and accounts on a basis consistent with past practices and shall properly maintain and care for the Assets until the Closing Date;

          (c)(1) furnish to Buyer and such representatives all such additional documents (certified by an officer of Seller, if requested), financial information and other information of the Assets as Buyer may from time to time reasonably request and (2) cause Seller's accountants to permit Buyer and its accountants to examine the records and working papers pertaining to Seller's financial statements' on the Assets provided that no investigation by Buyer of its representatives will affect or limit the scope of any of the representations and warranties of Seller herein or in any other related document;

          (d) use of best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by Seller in order to consummate the transactions contemplated hereby and deliver to Buyer copies, satisfactory in form and substance to Buyer, of such approvals and consents;

          (e) promptly notify Buyer of any circumstances, event or action, by Seller or otherwise, (A) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (B) the existence, occurrence or taking of which would result in any of the representations and warranties of Seller in this Agreement or in any Transaction Documents not being true and correct in all material respects.

     Section  5.2  Negative  Covenants of Seller.  Except as Buyer may otherwise
                   -----------------------------
consent in writing, between the date of this Agreement and Closing, Seller shall not:

          (a) incur any liability or obligation or enter into any Contract affecting Assets except, in each case, in the ordinary course of business consistent with prior practices and not prohibited by any other provision hereof;

          (b) create or permit the creation or attachment of any Lien against any of the Seller's Assets or properties owned or leased by it;

          (c) enter into any transaction or permit the taking of any action that would result in any of the representations and warranties in this Agreement not being true and correct in all material respects at Closing.

     Section  5.3  Covenants  of Buyer.  Except as Seller may otherwise agree in
                   -------------------
writing,  between  the  date  of  this  Agreement and Closing, Buyer shall:

          (a) use it best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by Buyer in order to consummate the transactions contemplated hereby and deliver to Seller copies, satisfactory in form and substance to Seller, of such approvals and consents;

          (b) promptly notify Seller of any circumstance, event or action, by Buyer or otherwise, (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties of Seller in this Agreement or in any Transaction Document not being true and correct in all material respects;

          (c) undertake all other actions necessary to put into force and effect this Agreement.

     Section  5.4  Joint Undertakings.  Each of Buyer and Seller shall cooperate
                   ------------------
and exercise commercially reasonable efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit Closing to take place on the date provided herein and to raise the satisfaction of conditions to Closing set forth in Article 6. Both parties hereto agree that they will use their best efforts to cause Form 8-K to be filed with the Securities and Exchange Commission concerning this transaction which Form 8-K will require audited financial statements and appraisal for the Assets and pro forma financial information for the company post acquisition of the Assets.

     Section  5.5  Confidentiality.
                   ---------------

          (a) Any non-public information that Buyer may obtain from Seller in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, Buyer shall not disclose any such information to any third party (other than its directors, officers and employees and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Seller; provided that (i) Buyer may use and disclose any such information once it has been publicly disclosed (other than by Buyer in breach of its obligations under this Section) or which rightfully has come into the possession of Buyer (other than from Seller) and (ii) to the extent that Buyer may become complied by Legal Requirements to disclose any of such information, Buyer may disclose such information if it shall have used all reasonable efforts, and shall have afforded Seller the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment for the protective order, or other satisfactory assurance of confidential treatment, for the information compelling to be disclosed. In the event of termination of this Agreement, Buyer shall use all reasonable efforts to cause to be delivered to Seller, and retain no copies of, any documents, work papers and other materials obtained by Buyer or on its behalf from Seller, whether so obtained before or after the execution hereof.

          (b) Any non-public information that Seller may obtain from Buyer in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, Seller shall not disclose any such information to any third party (other than its directors, officers and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Buyer; provided that (i) Seller may use and disclose any such information once it has been publicly disclosed (other than by Seller in breach of obligations under this Section) or which rightfully has come into the possession of Seller (other than from Buyer) and (ii) to the extent that Seller may become complied by Legal Requirements to disclose any of such information, Seller may disclose such information if it shall have used all reasonable efforts, and shall have afforded Buyer the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, Seller shall use all reasonable efforts to cause to be delivered to Buyer, and retain no copies of, any documents, work papers and other materials obtained by Seller or on its behalf from Buyer, whether so obtained before or after the execution hereof.

     Section  5.6  Publicity.  Buyer  and  Seller  shall each consult with other
                   ---------
before issuing any press release or making any other public disclosure concerning this Agreement or the transactions contemplated hereby unless, in the reasonable judgment of the disclosing party, a release or disclosure is required to discharge its disclosure obligations under applicable legal requirements, in which case it shall in good faith consult with the other party about the form, content and timing of such release or disclosure prior to its release of disclosure.


                                    ARTICLE 6

                         CONDITIONS PRECEDENT TO CLOSING

     All obligations of Buyer and Seller under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

     Section  6.1  Corporate  Action.
                              ------

          (a) Prior to the Closing Date, the Directors of Seller shall have approved the same effect with respect to the aforesaid matters.

          (b) Prior to the Closing Date, the Board of Directors of Buyer shall have obtained any necessary shareholders' and directors' approvals to the same effect with respect to the aforesaid matters.

     Section 6.2 Termination. In the event any of the foregoing conditions shall
                 -----------
not be fulfilled prior to the Closing, unless caused by any action or failure to act on the part of Parties, any of the Parties shall have the right to terminate the Agreement by notice thereof in writing to the other, and the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other, except for the obligation of Buyer under Article 7 hereof which shall survive a termination of this Agreement.

                                    ARTICLE 7

                                 INDEMNIFICATION

     Section  7.1  Indemnification  by  Seller.  From  and after Closing, Seller
                   ---------------------------
shall indemnify and hold harmless Buyer, and any person claiming by or through any of them, from and against any and all losses and related expenses arising out of or resulting from:


          (a) any representations and warranties of Seller in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

          (b) any failure by Seller to perform any of its covenants, agreements or obligations in this Agreement.

     Section  7.2  Indemnification  by Buyer.  From and after the Closing, Buyer
                   -------------------------
shall indemnify and hold harmless Seller, and any person claiming by or through any of them as the case may be, from and against any and all losses and related expenses arising out of or resulting from:

          (a) any representations and warranties of Buyer as disclosed in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

          (b) any failure by Buyer to perform any of its covenants, agreements or obligations in this Agreement.

          (c) all undisclosed abilities and obligations relating to, or arising out of activities of Buyer during periods prior to Closing.

          (d) Any expenses and losses related to litigation as represented by Buyer.

     Section  7.3  Time  and  Manner of Certain Claims.  The representations and
                   -----------------------------------
warranties of both parties in this Agreement shall survive Closing; provided, however, that none of the parties shall have any liability under Section 7.1 or 7.2, respectively, unless a claim is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within three months after Closing, and such party commences litigation seeking such indemnification within 30 days following the date of such notice.

     Section  7.4  Tax  Effect.  In  calculating amount payable to an Indemnitee
                   -----------
hereunder (i) the amount of the indemnified losses shall be reduced by the amount of any reduction in the Indemnitee's liability for taxes resulting from the facts or occurrence giving rise to the indemnified losses; and (ii) the amount of the indemnified losses shall be grossed up by the amount of any increase in liability for taxes resulting from indemnification with respect thereto.


                                    ARTICLE 8

                                     CLOSING

     Section  8.1  Time  and  Place.  The  Closing  under this Agreement and all
                   ----------------
deliveries hereunder shall take place at the office of Buyer or such other place as shall be agreed upon by both parties as described in Section 2.3(a) above.

     Section  8.2  Seller's Performance at Closing.  At or prior to the Closing,
                   -------------------------------
Seller  shall  deliver  to  Buyer:

          (a) Written evidence to the effect that Seller's Directors have approved this Agreement and the contemplated transactions.

          (b) An appraisal report, attached hereto as Exhibit "D," issued by qualified appraiser, acceptable to Buyer, on the Assets being purchased and transferred to Buyer.

          (c) A properly executed Bill of Sale certificate duly executed by a director of Seller to the effect that the Assets, as set forth in Sections 2.1(a), 2.1(b) and 2.3(a) and in Exhibit B, have been properly purchased by and transferred to Buyer and become the assets of Buyer.

     Section  8.3  Buyer's  Performance at Closing.  At or prior to the Closing,
                   -------------------------------
Buyer  shall  deliver  to  Seller:

          (a) Written evidence to the effect that Buyer's Board of Directors have approved this Agreement and the contemplated transactions.

          (b) Written evidence to the effect that shareholders have approved this agreement and the contemplated translations.

          (c) Certificate representing the Shares to be issued in accordance with Section 2.3(a) hereof, in the name of WINSMART DEVELOPMENT LIMITED and duly executed by director and secretary of Buyer.

          (d) Written evidence to the effect that Board of Directors of Buyer has duly adopted resolutions appointing directors of Seller as required by Section 2.3(b) hereof.


                                    ARTICLE 9

                                  MISCELLANEOUS

     Section  9.1  Diligence.  The  parties  hereto  agree  that each shall with
                   ---------
reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

     Section  9.2 Expenses.  Each party shall pay its own expenses incurred as a
                  --------
result  of  this  transaction.

     Section  9.3  Waiver  and  Modifications.  Any  of  the  provisions of this
                   --------------------------
Agreement may be waived at any time by the party entitled to the benefit thereof, upon the authority of the Board of Directors of such party. Any of the provisions of this Agreement (including the exhibits) may be modified at any time prior to and after the vote of the Seller Shareholders, if so required by agreement in writing approved by the Board of Directors of each party and executed in the same manner (but necessarily by the same persons) as this Agreement, provided that such modification, after the last vote of the Seller Shareholders shall not be allowed, if in the judgment of the Board of Directors of Seller, it affects materially and adversely the benefits of Seller's Shareholders under this Agreement. To the extent permitted by law, the powers of the Board of Directors may be delegated by the Board of the Executive Committee of such Board or by such Board (or by the Executive Committee to the extent any matter has been delegated to such Committee by the Board) to any officer or officers of such party, and any notices, consents or other action referred to in this Agreement may be given or taken by any officer so authorized.

     Section 9.4 Notices.  Any notice request, instruction or other documents to
                 -------
be given under this Agreement by any party to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

     if to Buyer, addressed to:

          AGROCAN CORPORATION

          Unit C11, 8th Floor, Wing Hing Industrial Building,
          14 Hing Yip Street, Kwun Tong, Hong Kong

     with a copy to:
          Mr. Craig G. Ongley
          Vial, Hamilton, Koch & Knox LLP
          1700 Pacific Avenue, Suite 2800, Dallas, Texas 75201
          USA

     if to WINSMART DEVELOPMENT LIMITED, addressed to:
          WINSMART DEVELOPMENT LIMITED
          Flat A 16/F, Kin Hing Industrial Bldg.,
          17-23 Shek Kin Street
          Kwai Chung,
          Kowloon, Hong Kong
          C/O Mr. Simon Poon

     Section  9.5  Entire  Agreement.  This  Agreement  represents  the  entire
                   -----------------
agreement between the parties. Any and all oral or other written agreements concerning the subject matter hereof shall be deemed null and void.

     Section 9.6 Governing Law.  This Agreement shall be governed by, construed,
                 -------------
and  enforced  in  accordance  with  the  laws  of  the  State  of  Delaware.

     Section  9.7 Counterparts.  In order to facilitate the filing and recording
                  ------------
of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, Buyer and Seller, by their duly authorized officers, have executed and delivered this Agreement effective as of the date first above written.

                              AGROCAN CORPORATION


                              By: ______________________________________



                              WINSMART DEVELOPMENT LIMITED


                              By: ______________________________________

                          Assets Acquisition Agreement
              AgroCan Corporation and Winsmart Development Limited

                                    Exhibits
         (The following are all the Exhibits attached to the Agreement)

Exhibit A:        Seller's Assets (Assets of Winsmart Development Limited)

Exhibit B:        Description of Shares

Exhibit  C:       Bill  of  Sale
Exhibit D:        Appraisal Report from Duncanson Investment Research Inc.

Exhibit 4.5:      Shareholders List of AgroCan Corporation

Exhibit 4.8:      Officers and Directors of AgroCan Corporation

Exhibit 4.9:      Financial Statement of AgroCan Corporation, March 31, 2003